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Dear JTS Shareholder:

Your proxy vote is very important to us. Please complete your proxy card and mail it as soon as possible, or no later than Monday July 7, 1997, in order to ensure that your vote is represented.

If you have misplaced your proxy, please contact JTS Investor Relations at 408-468-1621.

Thank you for your support.

Sincerely,


/s/ Kimberly Toney
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Kimberley Toney
Investor Relations